Exhibit 99.1

GOODRX REPORTS FIRST QUARTER 2023 RESULTS

First quarter financial results exceed previously announced guidance

SANTA MONICA, Calif. -- (May 10, 2023) -- GoodRx Holdings, Inc. (Nasdaq: GDRX) (“GoodRx” or the “Company”), a leading digital healthcare platform, has released its financial results for the first quarter 2023.

First Quarter 2023 Highlights

•
Total revenue of $184.0 million, exceeding previously announced guidance
•
Net loss of $3.3 million1; Net loss margin of 1.8%
•
Adjusted Net Income2 of $29.5 million; Adjusted Net Income Margin2 of 16.0%
•
Adjusted EBITDA2 of $53.2 million; Adjusted EBITDA Margin2 of 28.9%, exceeding previously announced guidance
•
Net cash provided by operating activities of $32.3 million
•
Over 450,000 prescribers3 engaged with us through Provider Mode since its launch
•
Exited the quarter with over 7 million consumers of prescription-related offerings4

“We are excited to deliver another strong quarter and further expand our impact on helping Americans get the healthcare they need at a price they can afford,” said Trevor Bezdek, Chairman of GoodRx. “The business is seeing great momentum, but we also recognize the challenges we have been facing over the past year. We are excited to welcome Scott Wagner as Interim CEO and believe this leadership transition will further accelerate our growth and performance.”

“I’m excited to join the GoodRx team and contribute to the next leg of the company’s journey,” said Scott Wagner, Interim CEO of GoodRx. “I love the GoodRx mission and the impact we have on real people’s lives, and know that my experience helping companies deliver growth at scale can help us add even more value to both the consumers and the larger healthcare ecosystem that we serve. I look forward to helping GoodRx continue to innovate and grow in the year ahead.”

1 Q1‘23 net loss was impacted by $25.5 million of stock-based compensation expense, $6.9 million of which related to the non-recurring awards granted to our co-founders in connection with our IPO.

2 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Margin, and adjusted costs and operating expenses are non-GAAP financial measures and are presented for supplemental informational purposes only. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and reconciliations to the most directly comparable GAAP measures.

3 As of 3/31/23. Prescribers are defined as individuals in the medical profession who are allowed to write orders for medical treatment.

4 Sum of Monthly Active Consumers (MACs) for Q1'23 and subscribers to our subscription plans as of 3/31/23. Refer to Key Operating Metrics below for definitions of Monthly Active Consumers and subscription plans.

First Quarter 2023 Financial Overview (all comparisons are made to the same period of the prior year unless otherwise noted):

Total revenue decreased 10% to $184.0 million compared to $203.3 million. Prescription transactions revenue (PTR) decreased 13% to $134.9 million compared to $155.5 million, driven primarily by a 5% decrease in Monthly Active Consumers and an ongoing shift in the volume of prescription transactions to certain retailers with lower pricing principally due to the sustained impact of the grocer issue. Pharma manufacturer solutions revenue decreased 13% to $20.4 million compared to $23.5 million, driven primarily by our increased focus on prioritizing recurring service arrangements with customers and a slight moderation in spending by our customers, partially offset by revenue contribution from vitaCare. Subscription revenue increased 26% to $24.1 million compared to $19.1 million, primarily driven by an increase in monthly subscription fees for GoodRx Gold in the first half of 2022, partially offset by a 16% decrease in subscription plans as of March 31, 2023. Other revenue decreased 14% to $4.5 million compared to $5.2 million, driven by a decrease in the number of telehealth visits on the GoodRx Care platform.

Exhibit 99.1

Cost of revenues increased 36% to $16.7 million, or 9% of revenue, compared to $12.3 million, or 6% of revenue, driven primarily by an increase in outsourced and in-house personnel related to consumer support and overhead costs due to the vitaCare acquisition in April 2022. Adjusted cost of revenues2 increased 35% to $16.5 million, or 9% of revenue, compared to $12.3 million, or 6% of revenue.

Product development and technology expenses decreased 6% to $32.9 million, or 18% of revenue, compared to $35.0 million, or 17% of revenue, driven by a decrease in payroll and related costs and higher capitalization of qualified costs related to software development. Adjusted product development and technology expenses2 decreased 10% to $23.9 million, or 13% of revenue, compared to $26.5 million, or 13% of revenue.

Sales and marketing expenses decreased 16% to $78.5 million, or 43% of revenue, compared to $93.0 million, or 46% of revenue, driven by a decrease in advertising expenses, partially offset by an increase in promotional expenses, as we proactively managed our marketing spend in the current environment. Adjusted sales and marketing expenses2 decreased 15% to $74.0 million, or 40% of revenue, compared to $87.1 million, or 43% of revenue.

General and administrative expenses decreased 7% to $29.6 million, or 16% of revenue, compared to $31.9 million, or 16% of revenue, driven primarily by a decrease in stock-based compensation expense principally related to the non-recurring co-founders' awards made in connection with our IPO, partially offset by an increase in payroll and related expenses. Adjusted general and administrative expenses2 increased 12% to $14.5 million, or 8% of revenue, compared to $12.9 million, or 6% of revenue.

Net loss was $3.3 million compared to a net income of $12.3 million, due primarily to the grocer issue, partially offset by a decrease in sales and marketing expense. The change to net loss from net income was also driven by an increase in our provision for income taxes, which was a $6.9 million expense compared to a $1.7 million expense. Net loss margin was 1.8% compared to a net income margin of 6.0%. The acquisition of vitaCare also had a negative impact on net loss and net loss margin this quarter. Adjusted Net Income2 was $29.5 million compared to Adjusted Net Income of $41.3 million.

Adjusted EBITDA2 was $53.2 million compared to $64.7 million, largely driven by the grocer issue, which materially impacted revenue growth, as well as adjusted costs and operating expenses, as a percentage of revenue. The change in Adjusted EBITDA from the impact of the grocer issue was partially offset by a decrease in sales and marketing expense. Adjusted EBITDA Margin2 was 28.9% compared to 31.8%. The acquisition of vitaCare also had a negative impact on Adjusted EBITDA and Adjusted EBITDA Margin this quarter.

Cash Flow and Capital Allocation

Net cash provided by operating activities in the first quarter was $32.3 million compared to $30.1 million in the comparable period last year, largely driven by a change to net loss from net income, offset by a decrease in cash outflows from working capital changes. Working capital changes were primarily driven by the timing of income tax payments and refunds, as well as by the timing of payments of accounts payable and accrued expenses and collections of accounts receivable. As of March 31, 2023, GoodRx had cash and cash equivalents of $761.1 million and total outstanding debt of $665.3 million.

GoodRx is focused on a disciplined approach to capital allocation, centered on furthering the Company’s mission and creating shareholder value. Our capital allocation priorities are investing for profitable growth, paying down debt, buying back shares, and M&A that aligns with our strategic priorities. These priorities support GoodRx’s long-term growth strategy while also providing flexibility to navigate near-term challenges.

Exhibit 99.1

Share Repurchases

During the first quarter of 2023, we repurchased $9.5 million of Class A common stock, representing approximately 1.6 million shares. As of March 31, 2023, we had $138.8 million remaining of our $250 million share repurchase authorization approved by our board of directors during the first quarter 2022.

Guidance

For the second quarter and full year 2023, management is anticipating the following:

$ in millions	2Q 2023	2Q 2022	YoY Change
Total Revenue	~$185-188	$191.8	~(4%) - (2%)
Adjusted EBITDA Margin[5]	Mid-twenty-percent range

$ in millions	FY 2023	FY 2022	YoY Change
Total Revenue	~$750-775	$766.6	~(2%) - 1%
Adjusted EBITDA Margin[5]	Mid-twenty-percent range

“Our ongoing focus on driving efficiency throughout our organization and strengthening our ecosystem and consumer engagement drove a quarter of solid revenue and Adjusted EBITDA Margin improvement,” said Karsten Voermann, Chief Financial Officer. “We exited the first quarter with a strong balance sheet and liquidity position, while generating robust operating cash flow. We believe our healthy cash balance provides significant flexibility to successfully navigate any environment. We will continue to prioritize cash conversion and deploying capital in a disciplined way to support our strategic priorities and accelerate value creation,” concluded Voermann.

5 Adjusted EBITDA Margin is a non-GAAP financial measure and is presented for supplemental informational purposes only. We have not reconciled our Adjusted EBITDA Margin guidance to GAAP net loss or income margin, because we do not provide guidance for GAAP net loss or income margin due to the uncertainty and potential variability of stock-based compensation expense, acquired intangible assets and related amortization and income taxes, which are reconciling items between Adjusted EBITDA Margin and GAAP net loss or income margin. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on our future GAAP net loss or income margin.

Investor Conference Call and Webcast

GoodRx management will host a conference call and webcast today, May 10, 2023, at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time) to discuss the results and the Company’s business outlook.

To access the conference call, please pre-register using the following link:

https://register.vevent.com/register/BI55e3aa44bb3c431fbccd763c51246d6b

Registrants will receive a confirmation with dial-in details and a unique passcode required to join.

The call will also be webcast live on the Company’s investor relations website at https://investors.goodrx.com, where accompanying materials will be posted prior to the conference call.

Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website at https://investors.goodrx.com for at least 30 days.

Exhibit 99.1

About GoodRx

GoodRx is a leading digital healthcare platform that makes healthcare affordable and convenient for all Americans. We offer consumers free access to transparent and lower prices for brand and generic medications, affordable and convenient medical provider consultations via telehealth, and comprehensive healthcare research and information. Since 2011, we have helped consumers save over $55 billion and are one of the most downloaded medical apps over the past decade.

GoodRx periodically posts information that may be important to investors on its investor relations website at https://investors.goodrx.com. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors and potential investors are encouraged to consult GoodRx’s website regularly for important information, in addition to following GoodRx’s press releases, filings with the Securities and Exchange Commission and public conference calls and webcasts. The information contained on, or that may be accessed through, GoodRx’s website is not incorporated by reference into, and is not a part of, this press release.

Investor Contact

GoodRx

Whitney Notaro

ir@goodrx.com

Press Contact

GoodRx

Lauren Casparis

lcasparis@goodrx.com

Exhibit 99.1

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations, growth and financial results, the benefits to consumers or GoodRx of our agreements with partners, customers and other entities, underlying trends in our business, the impact of the grocer issue on our future financial results and businesses, our manufacturer solutions businesses, the impact of macroeconomic conditions on our future results of operations, our potential for growth (including from acquisitions, investments or alliances), demand for our offerings and our strategic growth and capital allocation priorities. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our ability to achieve broad market education and change consumer purchasing habits; our general ability to continue to attract, acquire and retain consumers in a cost-effective manner; our reliance on our prescription transactions offering and ability to expand our offerings; changes in medication pricing and pricing structures; our general inability to control the categories and types of prescriptions for which we can offer savings or discounted prices; our reliance on a limited number of industry participants, including PBMs, pharmacies, and pharma manufacturers; the competitive nature of industry; risks related to pandemics, epidemics or outbreak of infectious disease, including the COVID-19 pandemic; the accuracy of our estimate of our total addressable market and other operational metrics; risks related to a decrease in consumer willingness to receive correspondence or any technical, legal or any other restrictions to send such correspondence; risks related to any failure to comply with applicable data protection, privacy and security, advertising and consumer protection laws, standards, and other requirements; risks related to negative media coverage; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes; our ability to maintain positive perception of our platform and brand; risks related to any failure to maintain effective internal control over financial reporting; risks related to use of social media, emails, text messages and other messaging channels as part of our marketing strategy; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to government regulation of the internet, e-commerce, consumer data and privacy, information technology and cyber-security; our ability to utilize our net operating loss carryforwards and certain other tax attributes; our ability to attract, develop, motivate and retain well-qualified employees, and to successfully transition our Chief Executive Officer role; risks related to general economic factors, natural disasters or other unexpected events; risks related to our acquisition strategy; risks related to our debt arrangements; interruptions or delays in service on our apps or websites; our reliance on third-party platforms to distribute our platform and offerings, including software as-a-service technologies; systems failures or other disruptions in the operations of these parties on which we depend; the increasing focus on environmental sustainability and social initiatives; risks related to our intellectual property; risks related to climate change; risks related to operating in the healthcare industry; risks related to our organizational structure; risks related to fluctuations in our tax obligations and effective income tax rate which could materially and adversely affect our results of operations; litigation related risks; risks related to the recent healthcare reform legislation and other changes in the healthcare industry and in healthcare spending which may adversely affect our business, financial condition and results of operations; the risk that we may not achieve the intended outcomes of our recent reduction in force; as well as the other important factors discussed in the sections entitled “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and in our other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant

Exhibit 99.1

information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Exhibit 99.1

Key Operating Metrics

Monthly Active Consumers (MACs) refers to the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. A unique consumer who uses a GoodRx code more than once in a calendar month to purchase prescription medications is only counted as one Monthly Active Consumer in that month. A unique consumer who uses a GoodRx code in two or three calendar months within a quarter will be counted as a Monthly Active Consumer in each such month. Monthly Active Consumers do not include subscribers to our subscription offerings, consumers of our pharma manufacturer solutions offering, or consumers who use our telehealth offerings. When presented for a period longer than a month, Monthly Active Consumers are averaged over the number of calendar months in such period. Monthly Active Consumers from acquired companies are only included beginning in the first full quarter following the acquisition.

Subscription plans represent the ending subscription plan balance across both of our subscription offerings, GoodRx Gold and Kroger Savings Club. Each subscription plan may represent more than one subscriber since family subscription plans may include multiple members.

We exited the first quarter of 2023 with over 7.0 million prescription-related consumers that used GoodRx across our prescription transactions and subscription offerings. Our prescription-related consumers represent the sum of Monthly Active Consumers for the three months ended March 31, 2023 and subscribers to our subscription plans as of March 31, 2023.

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in millions)	2023	2022	2022	2022	2022
Monthly Active Consumers	6.1	5.9	5.8	5.8	6.4

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2023	2022	2022	2022	2022
Subscription plans	1,007	1,030	1,060	1,133	1,203

Exhibit 99.1

GoodRx Holdings, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except par values)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$761,075	$757,165
Accounts receivable, net	116,442	117,141
Prepaid expenses and other current assets	29,499	45,380
Total current assets	907,016	919,686
Property and equipment, net	18,767	19,820
Goodwill	412,117	412,117
Intangible assets, net	114,256	119,865
Capitalized software, net	83,047	70,072
Operating lease right-of-use assets	34,916	35,906
Other assets	41,381	27,165
Total assets	$1,611,500	$1,604,631
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$12,389	$17,700
Accrued expenses and other current liabilities	47,730	47,523
Current portion of debt	7,029	7,029
Operating lease liabilities, current	1,833	4,068
Total current liabilities	68,981	76,320
Debt, net	650,776	651,796
Operating lease liabilities, net of current portion	56,278	54,131
Other liabilities	7,997	7,557
Total liabilities	784,032	789,804
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	40	40
Additional paid-in capital	2,279,253	2,263,322
Accumulated deficit	(1,451,825)	(1,448,535)
Total stockholders' equity	827,468	814,827
Total liabilities and stockholders' equity	$1,611,500	$1,604,631

Exhibit 99.1

GoodRx Holdings, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue	$183,986	$203,329
Costs and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below	16,695	12,280
Product development and technology	32,908	35,042
Sales and marketing	78,522	92,950
General and administrative	29,619	31,923
Depreciation and amortization	14,939	11,373
Total costs and operating expenses	172,683	183,568
Operating income	11,303	19,761
Other expense, net:
Other expense	(1,808)	—
Interest income	7,234	52
Interest expense	(13,133)	(5,869)
Total other expense, net	(7,707)	(5,817)
Income before income taxes	3,596	13,944
Income tax expense	(6,886)	(1,651)
Net (loss) income	$(3,290)	$12,293
(Loss) earnings per share:
Basic	$(0.01)	$0.03
Diluted	$(0.01)	$0.03
Weighted average shares used in computing (loss) earnings per share:
Basic	412,429	414,739
Diluted	412,429	427,378
Stock-based compensation included in costs and operating expenses:
Cost of revenue	$161	$(46)
Product development and technology	8,589	7,478
Sales and marketing	4,412	5,394
General and administrative	12,337	17,323

Exhibit 99.1

GoodRx Holdings, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net (loss) income	$(3,290)	$12,293
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	14,939	11,373
Amortization of debt issuance costs	849	856
Non-cash operating lease expense	1,042	727
Stock-based compensation expense	25,499	30,149
Deferred income taxes	35	(394)
Loss on minority equity interest investment	1,808	—
Changes in operating assets and liabilities, net of effects of business acquisition
Accounts receivable	699	(5,198)
Prepaid expenses and other assets	(6,005)	3,616
Accounts payable	(4,737)	(4,442)
Accrued expenses and other current liabilities	1,184	(17,197)
Operating lease liabilities	(140)	(1,228)
Other liabilities	405	(435)
Net cash provided by operating activities	32,288	30,120
Cash flows from investing activities
Purchase of property and equipment	(148)	(1,736)
Acquisition, net of cash acquired	—	(6,976)
Capitalized software	(14,140)	(10,682)
Investment in minority equity interest	—	(15,007)
Net cash used in investing activities	(14,288)	(34,401)
Cash flows from financing activities
Payments on long-term debt	(1,758)	(1,758)
Repurchases of Class A common stock	(9,517)	(83,765)
Proceeds from exercise of stock options	708	3,683
Employee taxes paid related to net share settlement of equity awards	(3,523)	(9,561)
Net cash used in financing activities	(14,090)	(91,401)
Net change in cash and cash equivalents	3,910	(95,682)
Cash and cash equivalents
Beginning of period	757,165	941,109
End of period	$761,075	$845,427

Exhibit 99.1

Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Margin and Adjusted Earnings Per Share are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our condensed consolidated statements of operations on an adjusted basis to arrive at adjusted operating income. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures."

We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted for, as applicable for the periods presented, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, gain on sale of business, and other income or expense, net. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue.

We define Adjusted Net Income for a particular period as net income or loss adjusted for, as applicable for the periods presented, amortization of intangibles related to acquisitions, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, gain on sale of business, other expense, and as further adjusted for estimated income tax on such adjusted items. Our adjusted taxes also excludes (i) the valuation allowance recorded against certain of our net deferred tax assets that was recognized in accordance with GAAP, and (ii) all tax benefits/expenses resulting from excess tax benefits/deficiencies in connection with stock-based compensation. Adjusted Net Income Margin represents Adjusted Net Income as a percentage of revenue.

Adjusted Earnings Per Share is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings Per Share – basic is equal to our GAAP weighted average shares – basic and the weighted average shares we use in computing Adjusted Earnings Per Share – diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares – diluted, depending on whether we have adjusted net loss or adjusted net income, respectively.

We also assess our performance by evaluating each cost and operating expense on our condensed consolidated statements of operations on a non-GAAP, or adjusted, basis to arrive at adjusted operating income. The adjustments to these cost and operating expense items include, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, restructuring related expenses, legal settlement expenses, loss on operating lease assets, charitable stock donation, other expense, and gain on sale of business. Adjusted operating income is GAAP revenue less non-GAAP costs and operating expenses.

We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA and Adjusted EBITDA Margin are also key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. In addition, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance.

The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are

Exhibit 99.1

necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

The following table presents a reconciliation of net (loss) income, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, and presents net (loss) income margin, the most directly comparable financial measure calculated in accordance with GAAP, with Adjusted EBITDA Margin:

(dollars in thousands)

	Three Months Ended March 31,
	2023	2022
Net (loss) income	$(3,290)	$12,293
Adjusted to exclude the following:
Interest income	(7,234)	(52)
Interest expense	13,133	5,869
Income tax expense	6,886	1,651
Depreciation and amortization	14,939	11,373
Other expense (1)	1,808	—
Financing related expenses (2)	—	4
Acquisition related expenses (3)	1,056	1,973
Restructuring related expenses (4)	—	311
Stock-based compensation expense	25,499	30,149
Payroll tax expense related to stock-based compensation	440	1,083
Adjusted EBITDA	$53,237	$64,654
Revenue	$183,986	$203,329
Net (loss) income margin (5)	(1.8%)	6.0%
Adjusted EBITDA Margin	28.9%	31.8%

(1)
Other expense represents the impairment loss on one of our minority equity interest investments.
(2)
Financing related expenses include third party fees related to proposed financings.
(3)
Acquisition related expenses principally include costs for actual or planned acquisitions including related third party fees, legal, consulting and other expenditures, and as applicable, severance costs and retention bonuses to employees related to acquisitions and change in fair value of contingent consideration.
(4)
Restructuring related expenses include employee severance and other personnel related costs in connection with workforce optimization and organizational changes to better align with our strategic goals and future scale.
(5)
Net (loss) income margin represents net loss or net income, as applicable, as a percentage of revenue.

Exhibit 99.1

The following tables present a reconciliation of net (loss) income and calculations of net (loss) income margin and (loss) earnings per share, the most directly comparable financial measures calculated in accordance with GAAP, to Adjusted Net Income, Adjusted Net Income Margin, and Adjusted Earnings Per Share, respectively:

(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Net (loss) income	$(3,290)	$12,293
Adjusted to exclude the following:
Amortization of intangibles related to acquisitions	5,609	5,400
Other expense (1)	1,808	—
Financing related expenses (1)	—	4
Acquisition related expenses (1)	1,056	1,973
Restructuring related expenses (1)	—	311
Stock-based compensation expense	25,499	30,149
Payroll tax expense related to stock-based compensation	440	1,083
Income tax benefit on excluded items and adjusting for valuation allowance and excess tax benefits/deficiencies on stock-based compensation exercises	(1,607)	(9,887)
Adjusted Net Income	$29,515	$41,326
Revenue	$183,986	$203,329
Net (loss) income margin (1)	(1.8%)	6.0%
Adjusted Net Income Margin	16.0%	20.3%
Weighted average shares used in computing (loss) earnings per share:
Basic	412,429	414,739
Diluted	412,429	427,378
(Loss) earnings per share:
Basic	$(0.01)	$0.03
Diluted	$(0.01)	$0.03
Weighted average shares used in computing Adjusted Earnings Per Share:
Basic	412,429	414,739
Diluted	414,417	427,378
Adjusted Earnings Per Share:
Basic	$0.07	$0.10
Diluted	$0.07	$0.10

(1)
Refer to reconciliation table for Adjusted EBITDA above for further information regarding these metrics/adjustments.

Exhibit 99.1

The following table presents each non-GAAP, or adjusted, cost and expense measure together with its most directly comparable financial measure calculated in accordance with GAAP, and each of these financial measures as a percentage of revenue:

(dollars in thousands)

	GAAP		Adjusted
	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Cost of revenue	$16,695	$12,280	$16,532	$12,278
% of Revenue	9%	6%	9%	6%
Product development and technology	$32,908	$35,042	$23,910	$26,461
% of Revenue	18%	17%	13%	13%
Sales and marketing	$78,522	$92,950	$74,024	$87,064
% of Revenue	43%	46%	40%	43%
General and administrative	$29,619	$31,923	$14,475	$12,872
% of Revenue	16%	16%	8%	6%
Depreciation and amortization	$14,939	$11,373	$9,330	$5,973
% of Revenue	8%	6%	5%	3%
Operating income	$11,303	$19,761	$45,715	$58,681
% of Revenue	6%	10%	25%	29%

Exhibit 99.1

The following table presents a reconciliation of each non-GAAP, or adjusted, cost and expense measure to its most directly comparable financial measure calculated in accordance with GAAP:

(dollars in thousands)

	Three Months Ended
	March 31,
	2023	2022
Cost of revenue	$16,695	$12,280
Restructuring related expenses (1)	—	(34)
Stock-based compensation expense	(161)	46
Payroll tax expense related to stock-based compensation	(2)	(14)
Adjusted cost of revenue	$16,532	$12,278

Product development and technology	$32,908	$35,042
Acquisition related expenses (1)	(200)	(292)
Restructuring related expenses (1)	—	(240)
Stock-based compensation expense	(8,589)	(7,478)
Payroll tax expense related to stock-based compensation	(209)	(571)
Adjusted product development and technology	$23,910	$26,461

Sales and marketing	$78,522	$92,950
Acquisition related expenses (1)	—	(286)
Restructuring related expenses (1)	—	(37)
Stock-based compensation expense	(4,412)	(5,394)
Payroll tax expense related to stock-based compensation	(86)	(169)
Adjusted sales and marketing	$74,024	$87,064

General and administrative	$29,619	$31,923
Other expense (1)	(1,808)	—
Financing related expenses (1)	—	(4)
Acquisition related expenses (1)	(856)	(1,395)
Stock-based compensation expense	(12,337)	(17,323)
Payroll tax expense related to stock-based compensation	(143)	(329)
Adjusted general and administrative	$14,475	$12,872

Depreciation and amortization	$14,939	$11,373
Amortization of intangibles related to acquisitions	(5,609)	(5,400)
Adjusted depreciation and amortization	$9,330	$5,973

Operating income	$11,303	$19,761
Amortization of intangibles related to acquisitions	5,609	5,400
Other expense (1)	1,808	—
Financing related expenses (1)	—	4
Acquisition related expenses (1)	1,056	1,973
Restructuring related expenses (1)	—	311
Stock-based compensation expense	25,499	30,149
Payroll tax expense related to stock-based compensation	440	1,083
Adjusted operating income	$45,715	$58,681

(1)
Refer to reconciliation table for Adjusted EBITDA above for further information regarding these metrics/adjustments.